TRI-LATERAL VENTURE CORPORATION

Suite 604
750 West Pender Street
Vancouver, British Columbia

INFORMATION CIRCULAR
as at May 16, 2003

MANAGEMENT SOLICITATION

This Information Circular is furnished in connection with the solicitation of proxies by the management of Tri-Lateral Venture Corporation ("Tri-Lateral") for use at the annual and extraordinary general meeting (the "Meeting") of its shareholders to be held on July 7, 2003 at the time and place and for the purposes set forth in the accompanying Notice of Meeting.

The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of Tri-Lateral. Tri-Lateral does not reimburse Shareholders, nominees or agents for the cost incurred in obtaining from their principals authorization to execute forms of proxy; except that Tri-Lateral has requested brokers and nominees who hold stock in their respective names to furnish this proxy material to their customers, and Tri-Lateral will reimburse such brokers and nominees for their related out of pocket expenses. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by Tri-Lateral.

Reference in Information Circular to "member" or "Shareholder" or "Shareholders" are references to the holder or holders of record of shares of common stock without par value of Tri-Lateral (the "Common shares").

This Information Circular and the accompanying Proxy Form are being delivered to Canadian and United States intermediaries holding Common shares on behalf of another person or corporation, and are being mailed on or about May 20, 2003 to all registered Shareholders as of the close of business on May 16, 2003 (the "Record Date").

VOTING AND REVOCABILITY OF PROXY

Registered Holders of Common shares are entitled to vote at the Meeting. A Shareholder is entitled to one vote for each Common share that such Shareholder holds on the Record Date on the resolutions to be acted upon at the Meeting and any other matter to come before the Meeting.

The persons named as proxyholders (the "designated persons") in the enclosed form of proxy were designated by the directors of Tri-Lateral. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR CORPORATION (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR AND ON BEHALF OF THAT SHAREHOLDER AT THE MEETING, OTHER THAN THE DESIGNATED PERSONS IN THE ENCLOSED FORM OF PROXY. TO EXERCISE THIS RIGHT, THE SHAREHOLDER MAY DO SO BY STRIKING OUT THE PRINTED NAMES AND INSERTING THE NAME OF SUCH OTHER PERSON AND, IF DESIRED, AN ALTERNATE TO SUCH PERSON IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY.

In order to be voted, the completed form of proxy must be received by CIBC Mellon Trust Company or the office of Tri-Lateral by mail or by fax, at any time up to and including 10:00 a.m. on July 5, 2003, Vancouver time or with the Chairman of the Meeting on the day of the Meeting prior to 10:00 a.m. on July 7, 2003, Vancouver time.

A proxy may not be valid unless it is dated and signed by the Shareholder who is giving it or by that Shareholder's attorney-in-fact duly authorized by that Shareholder in writing or, in the case of a corporation, dated and executed by an duly authorized officer, or attorney-in-fact for, the corporation. If a form of proxy is executed by an attorney-in-fact for an individual Shareholder or joint Shareholders or by an officer or attorney-in-fact for a corporate Shareholder, the instrument so empowering the officer or attorney-in-fact, as the case may be, or a notarial copy thereof, should accompany the form of proxy.

A Shareholder who has given a proxy may revoke it at any time, before it is exercised, by an instrument in writing (a) executed by that Shareholder or by that Shareholder's attorney-in-fact authorized in writing or, where that Shareholder is a corporation, by a duly authorized officer of, or attorney-in-fact for, the corporation; and (b) delivered either (i) to Tri-Lateral at Suite 604, 750 West Pender Street, Vancouver, BC V6C 2T7 (Attention: Gregory C. Burnett) at any time up to and including the last business day preceding the day of the Meeting or, if adjourned or postponed, any reconvening thereof, or (ii) to the Chairman of the Meeting prior to the vote on matters covered by the proxy on the day of the Meeting or, if adjourned or postponed, any reconvening thereof; or in any other manner provided by law. Also, a proxy will automatically be revoked by either (i) attendance at the Meeting and participation in a poll (ballot) by a Shareholder or (ii) submission of a subsequent proxy in accordance with the foregoing procedures. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

IN THE ABSENCE OF ANY INSTRUCTIONS, THE DESIGNATED PERSONS OR OTHER PROXY AGENT NAMED ON THE PROXY FORM WILL CAST THE SHAREHOLDER'S VOTES ON ANY POLL (BALLOT) FOR THE APPROVAL OF ALL THE MATTERS IN THE ITEMS SET OUT IN THE FORM OF PROXY AND IN FAVOR OF EACH OF THE NOMINEES NAMED THEREIN FOR ELECTION AS DIRECTORS.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to any amendments or variations to any matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Proxy Statement and Information Circular, management of Tri-Lateral knew of no such amendments, variations, or other matters to come before the Meeting.

In the case of abstentions from or withholding of the voting of shares on any matter, the shares which are the subject of the abstention or withholding ("non-voted shares") will be counted for determination of a quorum, but will not be counted as affirmative or negative on the matter to be voted upon.

No person has been authorized to give any information or to make any representation other than those contained in this Information Circular in connection with the solicitation of proxies and, if given or made, such information or representations must not be relied upon as having been authorized by Tri-Lateral. The delivery of this Information Circular shall not create, under any circumstances, any implication that there has been no change in the information set forth herein since the date of this Information Circular. This Information Circular does not constitute the solicitation of a proxy by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES

The information set forth in this section is of significant importance to many Shareholders of Tri-Lateral, as a substantial number of Shareholders do not hold shares in their own name. Shareholders who do not hold their shares in their own name (referred to in this Information Circular as "Beneficial Shareholders") should note that only proxies deposited by Shareholders whose names appear on the records of Tri-Lateral as the registered holders of Common shares can be recognized and acted upon at the Meeting. If common shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those common shares will not be registered in the Shareholder's name on the records of Tri-Lateral. Such Common shares will more likely be registered under the names of the Shareholder's broker or an agent of that broker. In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depositary Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms). Beneficial Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of Shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is similar to the form of proxy provided to registered Shareholders by Tri-Lateral. However, its purpose is limited to instructing the registered Shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communication Services ("ADP") in the United States and Independent Investor Communications Company ("IICC") in Canada. ADP and IICC typically apply a special sticker to proxy forms, mail those forms to the Beneficial Shareholders and Beneficial Shareholders to return the proxy forms to ADP for the United States and IICC for Canada. ADP and IICC then tabulate the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Shareholder receiving an ADP proxy or an IICC proxy cannot use that proxy to vote Common shares directly at the Meeting - the proxy must be returned to ADP or IICC, as the case may be, well in advance of the Meeting in order to have the common shares voted.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting common shares registered in the name of his broker (or agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxyholder for the registered Shareholder and vote the Common shares in that capacity. Beneficial Shareholders who wish to attend at the Meeting and indirectly vote their Common shares as proxyholder for the registered Shareholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Alternatively, a Beneficial Shareholder may request in writing that his or her broker send to the Beneficial Shareholder a legal proxy which would enable the Beneficial Shareholder to attend at the Meeting and vote his or her Common shares.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

Tri-Lateral is authorized to issue an unlimited number of Common shares without par value and an unlimited number of preference shares. As of May 16, 2003, Tri-Lateral had outstanding 4,358,521 Common shares and no preference shares. Persons who on May 16, 2003 are recorded on our share register as holders of our Common shares can vote at the Meeting (the "Shareholders"). Each Common share has the right to one vote.

To the knowledge of Tri-Lateral's directors and officers, the only persons or corporations who, as at May 16, 2003, beneficially owned, directly or indirectly, or exercised control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of Tri-Lateral are as follows:
Shareholder Name and Address	Number of Shares Held	Percentage of Issued Shares
Ruby Holdings Ltd. Turks & Caicos	678,898	15.57%
Gregory C. Burnett Vancouver, BC	763,437(1)	17.51%
Alan G. Crawford Toronto, Ontario	600,474	13.77%

(1) 95,190 shares are held indirectly through Carob Management Ltd., a company wholly-owned and controlled by Gregory C. Burnett.

The above information was supplied by CIBC Mellon Trust Company, Tri-Lateral's registrar and transfer agent, and by the directors.

ELECTION OF DIRECTORS

The size of the board of directors is currently determined at four. The board proposes that the number of directors be set at three. Shareholders will therefore be asked to approve an ordinary resolution that the number of directors elected be fixed at three.

The term of office of each of the current directors will expire at the conclusion of the Meeting. Each director elected will hold office until the conclusion of the next annual general meeting of shareholders of Tri-Lateral at which a director is elected, unless the director's office is earlier vacated in accordance with the Articles of Tri-Lateral or the provisions of the Ontario Business Corporations Act.

The following table sets out the names of management's nominees for election as directors, all offices in Tri-Lateral each now holds, each nominee's principal occupation, business or employment, the period of time during which each has been a director of Tri-Lateral and the number of Common shares of Tri-Lateral beneficially owned by each, directly or indirectly, or over which each exercised control or direction, as at May 16, 2003.
Name, Position and Country of Residence	Occupation, Business or Employment(1)	Period a Director of Tri-Lateral	Shares Beneficially Owned or Controlled(1)
GREGORY C. BURNETT(2)(3) Canada PRESIDENT, CHIEF EXECUTIVE OFFICER & DIRECTOR	President of Carob Management Ltd., a private management consulting company	June 30, 2000	763,437(4)
ALAN G. CRAWFORD(2)(3) Canada DIRECTOR	President of Techven Finance Corp., a private management company; Director of Camflo International Inc., a junior resource exploration company (1998 to present).	June 30, 2000	600,474
KEVIN R. HANSON(2)(3) Canada CHIEF FINANCIAL OFFICER & DIRECTOR	Chartered Accountant, Amisano Hanson	June 30, 2000	366,401

(1) The information as to principal occupation, business or employment and shares beneficially owned or controlled is not within the knowledge of the management of Tri-Lateral and has been furnished by the respective nominees.
(2) Member of Audit Committee.
(3) Member of Executive Committee.
(4) 95,190 shares are held indirectly through Carob Management Ltd., a company wholly-owned and controlled by Gregory C. Burnett.

COMPENSATION OF EXECUTIVE OFFICERS

Gregory C. Burnett, Tri-Lateral's Chief Executive Officer and President, is the "Named Executive Officer" of Tri-Lateral for the purposes of the following disclosure. The compensation of the Named Executive Officer for Tri-Lateral's three most recently completed financial years is as set out below:
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Securities Under Options Granted (#)	Restricted Shares or Restricted Share Units ($)	Long-term Incentive Plan Payouts ($)	All Other Compen-sation ($)
Gregory C. Burnett Chief Executive Officer, President & Director	2002 2001 2000	$30,000(1) $30,000(1) $30,000(1)	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1) $2,500 per month to Carob Management Ltd., a company controlled by Mr. Burnett.

There were no long term incentive plans in place for any Named Executive Officer of Tri-Lateral during the most recently completed financial year.

Options/SARS of the Named Executive Officers

There were no options granted to the CEO or any Named Executive Officer during the most recently completed financial year.

No share options and share appreciation rights were exercised by the Named Executive Officer during the financial year ended December 31, 2002.

There were no share options held by the Named Executive Officer that were repriced downward during the financial year ended December 31, 2002.

There were no defined benefit or actuarial plans in place for the Named Executive Officer during the financial year ended December 31, 2002.

Compensation of Directors

There were no stock options granted to the directors of Tri-Lateral during the most recently completed financial year.

There were no standard arrangements under which the directors were compensated by Tri-Lateral during the most recently completed financial year for their services in their capacity as a director.

APPOINTMENT OF AUDITOR

Morgan & Company, Chartered Accountants, of Vancouver, British Columbia, will be nominated at the Meeting for reappointment as auditor of Tri-Lateral at a remuneration to be fixed by the directors. Morgan & Company were first appointed auditor of Tri-Lateral on June 30, 2000.

ADDITIONAL COMPANY INFORMATION

Indebtedness of Directors, Executive Officers and Senior Officers

None of the directors, executive officers or senior officers of Tri-Lateral, nor proposed nominees for election as directors of Tri-Lateral nor associates or affiliates of such persons is or has been indebted to Tri-Lateral or its subsidiary at any time since the beginning of Tri-Lateral's last completed financial year.

Interest of Certain Persons in Matters to be Acted Upon

None of the directors, executive officers or senior officers of Tri-Lateral, nor proposed nominees for election as directors of Tri-Lateral nor associates or affiliates of such persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon other than as set out herein.

Interest of Management and Insiders in Material Transactions

None of the directors or senior officers of Tri-Lateral, nor any proposed nominee for election as a director of Tri-Lateral, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of Tri-Lateral, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, in any transaction since the commencement of Tri-Lateral's last completed financial year except:

    Tri-Lateral pays $500 per month to Amisano Hanson, Chartered Accountants, for office space and administrative services. Kevin R. Hanson, a director of Tri-Lateral, is a partner of Amisano Hanson;

    Tri-Lateral paid $8,100 to Amisano Hanson, Chartered Accountants, for accounting fees for the most recently completed financial year.

Management Contracts

Management services for Tri-Lateral are not, to any substantial degree, performed by persons other than the senior officers of Tri-Lateral.

PARTICULARS OF MATTERS TO BE ACTED UPON

Share Split

The Board of Directors of Tri-Lateral have determined that it may be in the best interests of Tri-Lateral, to split the issued and unissued Common shares of Tri-Lateral on a basis of up to three (3) Common shares for each one (1) existing Common share, or such other number of Common shares as the Board of Directors may determine appropriate and the regulatory bodies having jurisdiction may accept. As at May 16, 2003, the issued and outstanding Common shares of Tri-Lateral was 4,358,521 and the total number of Common shares issued and outstanding after the split will be 13,075,563. Any fractional shares arising as a result of the share split will be adjusted to the next whole share. In order the effect the share split, the following special resolution must be passed by two-thirds of the votes cast by shareholders of Tri-Lateral represented in person or by proxy at the Meeting.

"RESOLVED AS A SPECIAL RESOLUTION THAT:

1. the Articles of the Corporation are amended to split the issued and unissued common shares on a basis of up to three (3) common shares for each one (1) existing common share, or such other number of common shares as the Board of Directors may determine appropriate and the regulatory bodies having jurisdiction may accept;

2. Any fractional shares arising as a result of the share split will be adjusted to the next whole share;

3. the directors and officers of Tri-Lateral be and they are hereby authorized, empowered and directed to take any and all such actions as in their discretion they deem necessary or expedient to effectuate the purpose of the foregoing resolutions, including the filing of Articles of Amendment with the Director of the Ontario Business Corporations Act in order to effect the share split; and

4. the board of directors be authorized to implement, in its discretion, any of these resolutions or delay or abandon all or any of the actions contemplated by the foregoing resolutions."

Change of Name

In order to better position it to pursue new business opportunities, the Board of Directors deem it to be in the best interests of Tri-Lateral to change the name of Tri-Lateral. Tri-Lateral proposes, in the discretion of the directors, to change its name from TRI-LATERAL VENTURE CORPORATION. to TRI-LATERAL ENTERPRISES CORP., subject to shareholder and regulatory approval. Accordingly, in order to become effective the following special resolution must be passed by at least two-thirds of the votes cast by shareholders of Tri-Lateral:

"RESOLVED AS A SPECIAL RESOLUTION THAT:

1. Subject to shareholder and regulatory approval and in the discretion of the directors, the Memorandum of Tri-Lateral be amended to change the name of Tri-Lateral from "TRI-LATERAL VENTURE CORPORATION" to "TRI-LATERAL ENTERPRISES CORP." or such other name as may be approved by the directors of Tri-Lateral and as may be acceptable to the regulatory authorities having jurisdiction;

2. The directors and officers of Tri-Lateral be and are hereby authorized to take such steps as may be necessary or advisable to give effect to the name change, including the filing of Articles of Amendment with the Director of the Ontario Business Corporations Act;

3. The directors of Tri-Lateral be and they are hereby authorized, empowered and directed to take any and all such actions as in their discretion they deem necessary or expedient to effectuate the purposes of the foregoing resolutions; and

4. the board of directors be authorized to implement, in its discretion, any of these resolutions or delay or abandon all or any of the actions contemplated by the foregoing resolutions."

SHARE OPTION PLAN

Disinterested shareholder approval will be sought to approve a formal stock option plan (the "Plan") for the granting to directors, officers and full-time employees and consultants of Tri-Lateral incentive stock options to purchase up to such number of common shares in the capital stock of Tri-Lateral as shall from time to time equal 20% of the then issued and outstanding share capital of Tri-Lateral (there is currently no limitation in this regarding to which Tri-Lateral is subject), said plan having the following terms:

    the plan shall be administered by the Executive Committee of directors appointed from time to time by the board of directors, or, if no Executive Committee is appointed, by the President of Tri-Lateral, in either case subject to approval by the board of directors pursuant to rules of procedure fixed by the board of directors;
    the number of shares reserved for issuance to anyone person pursuant to options shall not exceed the maximum number of shares permitted under the rules of any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction;
    the administrator of the plan may determine the time during which any options may vest and the method of vesting or that no vesting restriction shall exist;
    the exercise price of an option shall not be lower than the price permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction and shall otherwise be as determined by the administrator of the plan;
    the options shall be for such periods as the administrator may determine, subject to any limits imposed by any stock exchange on which Tri-Lateral's shares are then listed;
    unless otherwise determined by the administrator, an option will terminate 30 days after an optionee ceases to be a director, officer or full-time employee or consultant of Tri-Lateral;
    in the event of the death of an optionee, the option will only be exercisable within 12 months of such death but in any event no longer than the term of such option; and
    the options shall be non-transferrable.

Disinterested shareholders are shareholders entitled to vote at a meeting of Tri-Lateral other than:

    insiders of Tri-Lateral to whom shares may be issued pursuant to the stock option plan; and
    "associates" of persons referred to in (a).

For the purpose of such resolutions, 2,409,210 common shares held by insiders of Tri-Lateral and their associates will not be counted in the voting.

A copy of the Plan is available for review at the offices of Tri-Lateral, Suite 604, 750 West Pender Street, Vancouver, British Columbia during normal business hours up to and including the date of the Meeting.

Recommendation

Tri-Lateral is of the view that the Plan permits Tri-Lateral to attract and maintain the services of directors, executives, employees and consultants. A full copy of the Plan will be available for inspection at the Meeting. The board of directors will also have the authority to amend the Plan to reduce, but not increase, the benefits to its participants if in their discretion it is necessary or advisable in order to obtain any necessary regulatory approvals.

ADDITIONAL INFORMATION

Additional information relating to Tri-Lateral may be obtained upon request from the President of Tri-Lateral by telephone number (604.669.2615) or by fax (604.689.9773).

By Order of the Board of
TRI-LATERAL VENTURE CORPORATION

"Gregory C. Burnett"

___________________________
Gregory C. Burnett
President